                                                                      EXHIBIT 11

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

    Earnings (Loss) per common share were calculated using the weighted average of common stock shares outstanding. Common stock equivalents would have been antidilutive, and were therefore not included in the calculation.

    Earnings per common share and common equivalent share and Earnings per common share assuming full dilution were calculated using the weighted average of common shares outstanding and common stock equivalents (stock options and warrants) assumed outstanding during the year.


                                                     FOR THE TWO MONTHS                                      ACTUAL
                                                           ENDED             FOR THE YEAR ENDED       FOR THE NINE MONTHS
                                                     SEPTEMBER 30, 1992      SEPTEMBER 30, 1993          ENDED JUNE 30,
                                                     ------------------    ----------------------    ----------------------
                                                           ACTUAL           ACTUAL      PRO FORMA      1993         1994
                                                     ------------------    ---------    ---------    ---------    ---------
                                                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
Loss from continuing operations before
 extraordinary item...............................   $          (8,126)    $ (39,620)   $ (5,022)    $ (23,380)   $    (633)
Income (Loss) from discontinued operations and
 gain on disposal of discontinued operations......                 930        (4,046)          0        (8,880)           0
                                                               -------     ---------    ---------    ---------    ---------
Loss before extraordinary item....................              (7,196)      (43,666)     (5,022)      (32,260)        (633)
Extraordinary loss on early extinguishment
 of debt..........................................                   0        (8,561)          0             0      (12,616)
                                                               -------     ---------    ---------    ---------    ---------
Net loss..........................................   $          (7,196)    $ (52,227)   $ (5,022)    $ (32,260)   $ (13,249)
                                                               -------     ---------    ---------    ---------    ---------
                                                               -------     ---------    ---------    ---------    ---------
Weighted average number of common
 shares outstanding...............................              24,828        24,875      24,875        24,853       26,225
                                                               -------     ---------    ---------    ---------    ---------
                                                               -------     ---------    ---------    ---------    ---------
Earnings (Loss) per common share:
  Loss from continuing operations before
   extraordinary items............................   $           (0.33)    $   (1.59)   $  (0.20)    $   (0.94)   $   (0.02)
                                                                                        ---------
                                                                                        ---------
Income (Loss) from discontinued operations and
 gain on disposal of discontinued operations......                0.04         (0.16)                    (0.36)        0.00
                                                               -------     ---------                 ---------    ---------
Loss before extraordinary item....................               (0.29)        (1.75)                    (1.30)       (0.02)
Extraordinary loss on early extinguishment
 of debt..........................................                0.00         (0.35)                     0.00        (0.48)
                                                               -------     ---------                 ---------    ---------
Net loss..........................................   $           (0.29)    $   (2.10)                $   (1.30)   $   (0.50)
                                                               -------     ---------                 ---------    ---------
                                                               -------     ---------                 ---------    ---------



                                                                                                      PRO FORMA
                                                                                                     FOR THE NINE
                                                                                                     MONTHS ENDED
                                                                                                    JUNE 30, 1994
                                                                                                    --------------
                                                                                                    (IN THOUSANDS
                                                                                                      EXCEPT PER
                                                                                                     SHARE DATA)
Income from continuing operations.................................................................    $    5,058
                                                                                                         -------
                                                                                                         -------
Weighted average number of common shares outstanding..............................................        26,225
Incremental shares -- Stock options and warrants..................................................         1,052
                                                                                                         -------
Total for Earnings per common share and common equivalent share...................................        27,277
Incremental shares -- Stock options and warrants..................................................            11
                                                                                                         -------
Total for Earnings per common share assuming full dilution........................................        27,288
                                                                                                         -------
                                                                                                         -------
Earnings per common share and common equivalent share.............................................    $     0.19
                                                                                                         -------
                                                                                                         -------
Earnings per common share assuming full dilution..................................................    $     0.19
                                                                                                         -------
                                                                                                         -------
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